AMENDMENT NUMBER ONE
to the
MASTER REPURCHASE AGREEMENT
dated as of July 12, 2006
by and among
DEUTSCHE BANK AG, NEW YORK BRANCH,
successor-in-interest to
DB STRUCTURED PRODUCTS, INC.,
MORTGAGEIT HOLDINGS, INC.
and
MORTGAGEIT, INC.

This AMENDMENT NUMBER ONE (this ‘‘Amendment Number One’’) is made this 13th day of November, 2006, by and among Deutsche Bank AG, New York Branch, having an address at 60 Wall Street, New York, NY 10005, East-Fleet Finance Limited, having an address at Whiteley Chambers, Don Street, St. Helier, Jersey JE4 9WG, Channel Islands (each, individually, a ‘‘Buyer’’ and collectively, ‘‘Buyers’’), MortgageIT Holdings, Inc. and MortgageIT, Inc., each having an address at 33 Maiden Lane, 6th Floor, New York, NY 10038 (each, individually, a ‘‘Seller’’ and collectively, the ‘‘Sellers’’) to the Master Repurchase Agreement, dated as of July 12, 2006, by and among DB Structured Products, Inc., predecessor in interest to the Buyers (the ‘‘Assignor’’), and the Sellers (the ‘‘Agreement’’).

RECITALS

        WHEREAS, the Sellers have requested that the Buyers agree to amend the Agreement to make the modifications set forth below and the Buyers have agreed to such request.

        NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

        SECTION 1.    Effective as of November 13, 2006, the Agreement is hereby amended as follows:

        (a)    Section 2 of the Agreement is hereby amended by (i) in the definition of ‘‘Jumbo Loan,’’ deleting ‘‘2,000,000’’ and inserting in its place ‘‘3,000,000, provided that any Jumbo Loan with a principal amount in excess of $2,000,000 may be an Eligible Asset only if such loan is underwritten in accordance with underwriting guidelines acceptable to the Buyer in its sole and absolute discretion’’; and (ii) deleting the definition of ‘‘Maximum Aggregate Purchase Price’’ in its entirety and replacing it with the following:

‘‘’Maximum Aggregate Purchase Price’ means the following amounts for the following time periods, minus, as of any date of determination on which Purchased Assets include HELOCs, the undrawn portions, if any, of the Credit Limits for such HELOCs:

Period:	Maximum Aggregate Purchase Price
From the Effective Date to the earlier of January 10, 2007 and the Acceleration Date (‘‘Period A’’)	$7,000,000,000
From the last day of Period A to the earlier of February 9, 2007 and the 30th day following the Acceleration Date (‘‘Period B’’)	$6,000,000,000
From the last day of Period B to the earlier of March 9, 2007 and the 60th day following the Acceleration Date (‘‘Period C’’)	$5,000,000,000
From the last day of Period C to the earlier of April 11, 2007 and the 90th day following the Acceleration Date (‘‘Period D’’)	$4,000,000,000
From the last day of Period D to the earlier of May 11, 2007 and the 120th day following the Acceleration Date (‘‘Period E’’)	$3,000,000,000
From the last day of Period E to the earlier of June 11, 2007 and the 150th day following the Acceleration Date (‘‘Period F’’)	$2,000,000,000
From the last day of Period F to the earlier of July 11, 2007 and the 180th day following the Acceleration Date (‘‘Period G’’)	$1,000,000,000
On the last day of Period G	$0’’

        (b)    Exhibit 2 to the Agreement is hereby amended by deleting paragraph (vv) thereof in its entirety and replacing it with the following:

(vv)    First Lien Consent.    With respect to each Loan which is a Closed-End Second Mortgage Loan or second lien HELOC, either (i) no consent by the holder of the related first lien is required with respect to such Loan, or (ii) such consent has been obtained and is contained in the Asset File.

        SECTION 2.    Defined Terms.    Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Agreement.

        SECTION 3.    Representations.    In order to induce the Buyers to execute and deliver this Amendment Number One, the Sellers represent to the Buyers that as of the date hereof, after giving effect to this Amendment Number One, each Seller is in full compliance with all of the terms and conditions of the Program Documents and no Default or Event of Default has occurred under any of the Program Documents.

        SECTION 4.    Effectiveness of Amendment.    The effectiveness of this Amendment Number One is conditioned upon receipt by the Buyers of this Amendment Number One executed by the Sellers.

        SECTION 5.    Fees and Expenses.    As a further condition precedent to the effectiveness of this Amendment Number One, the Sellers shall pay to the Buyers all reasonable fees and out-of-pocket expenses incurred by the Buyers in connection with this Amendment Number One (including all reasonable fees and out of pocket costs and expenses of the Buyers’ legal counsel incurred in connection with this Amendment Number One), in accordance with Section 22(a) of the Agreement.

        SECTION 6.    Limited Effect.    This Amendment Number One shall become effective upon the execution hereof by the parties hereto. Except as expressly amended and modified by this Amendment Number One, the Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment Number One need not be made in the Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Agreement, any reference in any of such items to the Agreement being sufficient to refer to the Agreement as amended hereby.

        SECTION 7.    GOVERNING LAW.    THIS AMENDMENT NUMBER ONE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS WITHOUT REGARD TO CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

        SECTION 8.    Counterparts.    This Amendment Number One may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Buyers and the Sellers have caused this Amendment Number One to be executed and delivered by their duly authorized officers as of the day and year first above written.

DEUTSCHE BANK AG, NEW YORK BRANCH, as Buyer	MORTGAGEIT HOLDINGS, INC., as Seller
By: /s/ Frank Byrne Name: Frank Byrne Title: Managing Director	By: /s/ Glenn J. Mouridy Name: Glenn J. Mouridy Title: President and Chief Financial Officer
By: /s/ John McCarthy Name: John McCarthy Title: Vice President
EAST-FLEET FINANCE LIMITED, as Buyer	MORTGAGEIT , INC., as Seller
By: /s/ Peter Gatehouse Name: Peter Gatehouse Title: Director	By: /s/ Robert A. Gula Name: Robert A. Gula Title: Chief Financial Officer